Exhibit 99.1

Ozop Energy Solutions, Inc. to offer Groundbreaking Off-Grid Electric Vehicle Charging Solutions

Warwick, NY, October 19, 2023 (GLOBE NEWSWIRE) - Ozop Energy Solutions, Inc. (OZSC or the “Company”), a distinguished player in the energy sector, is proud to announce a groundbreaking partnership with Charge Me Inc., a leading provider of innovative off-grid Electric Vehicle Charging Systems. With this partnership, Ozop Energy is paving the way for a future where electric vehicles (EVs) remain charged and on the road, revolutionizing the EV infrastructure landscape.

Under the agreement, Ozop Energy Solutions will leverage its extensive industry experience, spanning 35 years, and its well-established relationships within the Electric Vehicle ecosystem to introduce a white-labeled suite of Electric Vehicle Chargers, seamlessly incorporating the renowned OZOP branding. Ozop plans to offer traditional on-grid connected level 1, 2, and 3 Superchargers, as well as multi-use portable charging systems for both EV roadside assistance as well as stationary on-site power generation. Ozop will include in this diverse range of products, U.S.A. manufactured EV charging solutions that can be powered by clean fuels such as propane and natural gas, ideal for customers who choose to stay off grid. With a firm commitment to supporting the Electric Vehicle Market at all levels, OZOP is set to launch its electrifying solutions within the next 30 days.

Brian Conway, CEO of Ozop Energy Solutions, Inc., commented on the partnership, saying, “With our network of dealerships under the Ozop Plus Fully Charged EV Warranty product, we feel this collaboration marks a monumental step towards shaping the future of EV charging infrastructure. Together, we are poised to make a significant impact on the EV landscape.”

As the world embraces the EV revolution, Ozop Energy Solutions, Inc. is focusing on their mission to empower consumers, dealers, and associations with a robust, dependable, and sustainable EV charging ecosystem, giving EV owners the “peace of mind,” they deserve. This is just another step in illuminating the path towards a greener, more electrified future.

About Ozop Energy Solutions, Inc.

Ozop Energy Solutions (http://ozopenergy.com/) invents, designs, develops, manufactures, and distributes ultra-high-power chargers, inverters, and power supplies for a wide variety of applications in the defense, heavy industrial, aircraft ground support, maritime and other sectors. Our strategy focuses on capturing a significant share of the rapidly growing renewable energy market as a provider of assets and infrastructure needed to store energy.

About Ozop Energy Systems, Inc.

Ozop Energy Systems is a manufacturer and distributor of Renewable Energy products in the Energy Storage, Solar, Microgrids, and EV charging Station space. We offer a broad portfolio of Renewable Energy products at competitive prices with a commitment to customer satisfaction from selection, to ordering, shipping, and delivery.

About Ozop Engineering and Design, Inc.

Ozop Engineering and Design engineers’ energy efficient, easy to install and use, digital lighting controls solutions for commercial buildings, campuses, and sports complexes throughout North America. Products include relays panels, controllers, occupancy/vacancy sensors, daylight sensors and wall switch stations. Ozop has a resolute design team that produces system drawings and a technical support group for product questions and onsite system commissioning. Our mission is recognized for our deep understanding of power management systems and ability to provide the right solution for each facility.

www.ozopengineering.com

About Ozop Capital Partners, Inc.

Ozop Capital Partners Inc. is a majority owned subsidiary of the Company, and wholly owns EV Insurance Company, Inc. (“EVIC”). EVIC, DBA Ozop Plus is a licensed reinsurance company that will market and distribute a vehicle service contract for the electric vehicle market, focusing on battery replacement, repair, and roadside assistance products.

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Safe Harbor Statement

“This press release contains or may contain, among other things, certain forward-looking statements. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the company’s control). The company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.”

Investor Relations Contact – Ozop
The Waypoint Refinery, LLC
845-397-2956
www.thewaypointrefinery.com